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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 10, 2004

                              CONCORD CAMERA CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



       New Jersey                                       13-3152196
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(State or other jurisdiction                          (I.R.S. Employer
 of incorporation)                                  Identification Number)

                                     0-17038
                            ------------------------
                            (Commission File Number)


    4000 Hollywood Boulevard, 6th Floor North Tower, Hollywood, Florida 33021
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200




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Item 2.  Acquisition or Disposition of Assets

On May 10, 2004, Concord Camera GmbH ("Concord GmbH"), a wholly-owned subsidiary of the registrant, acquired the business of Jenimage Europe GmbH ("Jenimage") and Jenimage UK Limited, a wholly-owned subsidiary of Jenimage (the "Business"), from 4MBO International Electronic AG, a consumer electronics distributor based in Jena, Germany ("4MBO"), pursuant to a Purchase of Share and Claims and Transfer Agreement, dated May 10, 2004, by and between Concord GmbH and 4MBO (the "Purchase Agreement"). As provided in the Purchase Agreement, Concord GmbH bought all of the outstanding capital stock of Jenimage, a German corporation, from 4MBO which filed for insolvency protection on February 27, 2004 in Germany. The purchase price was 11.25 million Euros (approximately US $13.5 million) which was funded from available cash. The total value of the consideration was based on arm's length negotiations between the registrant and the court appointed insolvency administrator for 4MBO. Jenimage, which is based in Jena, Germany, is a distributor of JENOPTIK branded photographic and imaging products including digital cameras, Advance Photo System (APS) and 35mm cameras, binoculars and accessories. The Purchase Agreement is filed as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference.

In connection with the acquisition, the registrant entered into a twenty (20) year, worldwide trademark license agreement with Jenoptik AG (the "license agreement") for the exclusive use of the JENOPTIK brand name and trademark on consumer imaging products including, but not limited to, digital, single use and traditional cameras, and other imaging products and related accessories. The acquisition cost of the license was 1.5 million Euros (approximately US $1.8 million) in cash which is not a prepayment of royalties. The license agreement provides for a royalty of one-half of one percent (0.5%) of net sales of consumer imaging products bearing the JENOPTIK brand name for the first ten (10) years of the license and a royalty fee of six-tenths of one percent (0.6%) for the second ten (10) years of the license. There are no minimum guaranteed royalty payments. The total value of the consideration for the license agreement was based on arm's length negotiations between the registrant and Jenoptik AG.

Item 7.  Financial Statements and Exhibits

(a)-(b) Financial Statements and Pro Forma Financial Information. As of the date hereof, it is unclear whether the Business constitutes a significant amount of assets to the registrant and its consolidated subsidiaries within the meaning of
Item 2 to Form 8-K. If the registrant determines that the Business constitutes a significant amount of assets, the financial statements required by this item, and any pro forma financial information required pursuant to Article 11 of Regulation S-X, will be filed by amendment no later than 60 days after the date that the initial report on Form 8-K must be filed.



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(c)  Exhibits    Description
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         2.1 Purchase of Share and Claims and Transfer Agreement, dated May 10,
2004, by and between Concord Camera GmbH and 4MBO International Electronic AG.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CONCORD CAMERA CORP.


Date:  May 25, 2004                      By:   /s/ Richard M. Finkbeiner
                                            ----------------------------
                                            Richard M. Finkbeiner
                                            Senior Vice President and
                                              Chief Financial Officer


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